Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of Lifesciences Opportunites Incorporated of our report dated March 17, 2006 relating to the consolidated financial statements of Lifesciences Opportunities Incorporated which appear in this Form SB-2.



/s/ JEWETT SCHWARTZ & ASSOCIATES


Hollywood, Florida
June 7, 2006